UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2009
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification Number)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 Entry Into a Material Definitive Agreement
On January 8, 2009, TD AMERITRADE Holding Corporation (“TD AMERITRADE”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among TD AMERITRADE, Tango Acquisition Corporation One, a wholly-owned subsidiary of TD Ameritrade (“Merger Sub One”), Tango Acquisition Corporation Two, a wholly-owned subsidiary of TD Ameritrade (“Merger Sub Two”), and thinkorswim Group Inc. (“thinkorswim”). The Merger Agreement provides for the acquisition of thinkorswim by TD AMERITRADE by means of a merger of Merger Sub One with and into thinkorswim (the “First Step Merger”), with thinkorswim as the interim surviving corporation, immediately followed by a merger of thinkorswim, as the interim surviving corporation, with and into Merger Sub Two (the “Second Step Merger” and, together with the First Step Merger, the “Merger”), with Merger Sub Two as the final surviving corporation. As a result of the Merger, thinkorswim would become a wholly owned subsidiary of TD AMERITRADE.
The total cash consideration to be paid in the Merger is $225 million, and the total number of shares of TD AMERITRADE common stock to be issued is approximately 28 million.
Set out a below is a summary of the principal terms of the Merger Agreement:
Effect of Merger on thinkorswim Common Stock, Stock Options, RSUs and Restricted Stock
Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger:
•	Common Stock. Each share of thinkorswim common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive a cash amount (less any applicable withholding) of $3.34, without interest plus 0.3980 shares of TD AMERITRADE common stock (the “Per Share Merger Consideration”).

•	“In-the-money” Stock Options. Each of thinkorswim’s vested and unvested options to purchase shares of thinkorswim common stock with an exercise price less than the total value of the Per Share Merger Consideration (based on the volume-weighted average price of a share of TD AMERITRADE common stock on the trading day immediately prior to the effective time of the Merger) (each a “TOS Option”) outstanding at the effective time of the Merger will be assumed by TD AMERITRADE, and, at the effective time of the Merger, converted into the right to receive TD AMERITRADE stock options, based on an exchange ratio specified in the Merger Agreement.

•	“Underwater” Stock Options. Each of thinkorswim’s vested and unvested options to purchase shares of thinkorswim common stock with an exercise price equal to or greater than the total value of the Per Share Merger Consideration (based on the volume-weighted average price of a share of TD AMERITRADE common stock on the trading day immediately prior to the effective time of the Merger) (each an

“Underwater TOS Option”) which is not exchanged for a thinkorswim restricted stock unit pursuant to an option exchange offer to be made by thinkorswim pursuant to the Merger Agreement (the “Option Exchange Program”), and remains outstanding at the effective time of the Merger will be assumed by TD AMERITRADE, and, at the effective time of the Merger, converted into the right to receive TD AMERITRADE stock options, based on an exchange ratio specified in the Merger Agreement.

•	Restricted Stock and RSUs. Each of thinkorswim’s unvested restricted stock units (including restricted stock units issued in exchange for Underwater TOS Options pursuant to the Option Exchange Program) and restricted shares outstanding at the effective time of the Merger will be assumed by TD AMERITRADE, and, at the effective time of the Merger, converted into the right to receive TD AMERITRADE restricted stock units or restricted shares, as the case may be, based on an exchange ratio specified in the Merger Agreement.
Representations, Warranties & Covenants
The Merger Agreement contains representations, warranties and covenants of thinkorswim, TD Ameritrade, Merger Sub One and Merger Sub Two, including, among others, covenants by thinkorswim to:
•	call and hold a stockholder meeting to adopt the Merger Agreement;

•	have its board of directors recommend that thinkorswim’s stockholders adopt the Merger Agreement (subject to certain exceptions);

•	refrain from (1) soliciting proposals relating to alternative business combination transactions and (2) entering into discussions concerning, or providing confidential information in connection with, alternative business combination transactions (subject to certain exceptions); and

•	conduct its business in the ordinary course during the period between the date of the Merger Agreement and the closing of the Merger and to refrain from certain kinds of transactions during that period.
Conditions to Closing of the Merger
The closing of the Merger is subject to customary closing conditions, including:
•	adoption of the Merger Agreement by the stockholders of thinkorswim;

•	absence of any law or order prohibiting the consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

•	expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of certain other regulatory approvals.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of thinkorswim, TD AMERITRADE, Merger Sub One, Merger Sub Two or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in thinkorswim’s public disclosures.
In connection with the parties’ entry into the Merger Agreement, certain executive officers of thinkorswim have entered into voting agreements pursuant to which they have agreed (1) to vote their shares of thinkorswim common stock in favor of the Merger (such shares representing approximately 18.6% of thinkorswim’s issued and outstanding common stock as of January 6, 2009) and (2) to comply with certain restrictions on the disposition of such shares, subject to the terms and conditions contained therein. Pursuant to their terms, such voting agreements will terminate concurrently with any termination of the Merger Agreement.
The boards of directors of TD AMERITRADE and thinkorswim have approved the Merger on the terms and subject to the conditions set forth in the Merger Agreement.
Additional Information and Where to Find It
In connection with the proposed merger, TD AMERITRADE will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of thinkorswim that also constitutes a prospectus of TD AMERITRADE. thinkorswim will mail the proxy statement/prospectus to its stockholders. TD AMERITRADE and thinkorswim urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by thinkorswim and TD AMERITRADE with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing thinkorswim’s website at www.thinkorswim.com by clicking on the link for “Investors”, then clicking on the link for “Financial Reports” and then clicking on the link for “SEC Filings” or by accessing TD AMERITRADE’s website at www.amtd.com and clicking on the “Investor Relations” link and then clicking on the link for “SEC Filings”.

Participants in this Transaction
thinkorswim, TD AMERITRADE and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from thinkorswim stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of thinkorswim stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about thinkorswim’s executive officers and directors in thinkorswim’s definitive proxy statement filed with the SEC on April 29, 2008. You can find information about TD AMERITRADE’s executive officers and directors in their definitive proxy statement filed with the SEC on January 6, 2009. You can obtain free copies of these documents from thinkorswim or TD AMERITRADE using the contact information above.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Agreement and Plan of Merger, dated as of January 8, 2009, by and among TD AMERITRADE Holding Corporation, Tango Acquisition Corporation One, Tango Acquisition Corporation Two and thinkorswim Group Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: January 14, 2009	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement and Plan of Merger, dated as of January 8, 2009, by and among TD AMERITRADE Holding Corporation, Tango Acquisition Corporation One, Tango Acquisition Corporation Two and thinkorswim Group Inc.